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                        Prudential - Bachs Municipal Bond Fund


                                      EXHIBIT 16
                             Average Annual Total Return
                                     Calculation



                                          n
                         ERV = P * (1 + T)

           P = hypothetical initial payment of $1,000

           T = average annual total return

           n = number of years

           ERV = ending redeemable value



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Average Annual Total Return including subsidy:


                        High Yield            Insured        Modified Term
                          Series              Series            Series

         P =              $1,000              $1,000            $1,000

         n =               0.619               0.619             0.619

         ERV =             1,016               1,010             1,006

         T =                2.57%               1.63%             0.96%

Average Annual Total Return excluding subsidy:


                        High Yield            Insured        Modified Term
                          Series              Series            Series

         P =              $1,000              $1,000            $1,000

         n =               0.619               0.619             0.619

         ERV =             1,013               1,007               999

         T =                2.05%               1.12%            -0.22%